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                                                                     EXHIBIT (p)
                               LINDNER INVESTMENTS
                         LINDNER ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS
                (As amended and restated through August 16, 2001)

1.       STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

         This Code of Ethics is based on the principles that (i) Access Persons (who are defined to include Investment Personnel) owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their personal transactions in Securities in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Fund; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Fund ahead of the Access Person's own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, the Fund, may be considered a violation of this Code. This Code of Ethics has been approved by the Board of Trustees of the Fund and by the Board of Directors of the Investment Adviser.

         Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code will not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person's fiduciary duty to the Fund and its shareholders or a failure to adhere to these general fiduciary principles.

2.       DEFINITIONS

         "Access Person" means (1) any Trustee or officer of the Fund or the Fund's investment adviser, (2) any employee of the Fund or the Fund's investment adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by any Series of the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (3) any natural person in a control relationship to the Fund or to the Fund's investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by any Series of the Fund.

         A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.





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         "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

         "Chairman of the Audit Committee" means Donald J. Murphy or such other Trustee as the Trustees of the Fund who are not "interested persons" (as defined in the 1940 Act) of the Fund shall designate from time to time.

         "Compliance Officer of the Fund's Investment Adviser" means the Chief Operating Officer of the Investment Adviser, or such other individual as the Board of Directors of the Investment Adviser shall designate in writing to all Access Persons.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         "Disinterested Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

         "Fund" means Lindner Investments, a Massachusetts business trust which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

         "Investment Adviser" means Lindner Asset Management, Inc., or such other firm or entity as shall be employed to act in such capacity by the Board of Trustees of the Fund.

         "Investment Personnel" means (1) any employee of the Fund or its investment adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Series of the Fund and (2) any natural person who controls the Fund or the Fund's investment adviser and who obtains information concerning recommendations made to the Fund or its Adviser with regard to the purchase or sale of Securities by any Series of the Fund.

         "Lead Independent Trustee" means Robert L. Byman or such other Trustee as the Trustees of the Fund who are not "interested persons" (as defined in the 1940 Act) of the Fund shall designate from time to time.



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         "Public Company" means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

         "Purchase or sale of a Security" includes, the writing of an option to purchase or sell a security.

         "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments or repurchase agreements.

         "1940 Act" means the Investment Company Act of 1940, as amended.

3.       PROHIBITED ACTIVITIES

         (a) Provisions Applicable to Investment Personnel. Investment Personnel shall not:

                  (i) Acquire any Securities for his or her personal account that are distributed in an initial public offering or a follow-on public offering without first obtaining approval from the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose), or, in the case of approval being sought by the Chairman, Vice Chairman or President, from the Lead Independent Trustee or the Chairman of the Audit Committee of the Fund. Approval to invest in any such public offering shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to participate in such public offering did not arise as a result of the Fund's relationship with any underwriter participating in such public offering and (2) participation in such public offering by the requesting person will not detract in any manner from the Fund's ability to participate in the same offering if it desires to do so.

                  (ii) Acquire Securities for his or her personal account in a private placement made by an issuer that is a Public Company, without first obtaining approval from the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose), or, in the case of approval being sought by the Chairman, Vice Chairman or President, from the Lead Independent Trustee or the Chairman of the Audit Committee of the Fund. Approval to invest in such a private placement shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to invest did not arise as a result of the Fund's relationship with any placement agent participating in such offering and (2) participation in such investment by the requesting person will not detract in any manner from the Fund's ability to participate in the same private placement if it desires to do so. In instances where Investment Personnel, after receiving prior approval, acquire a Security in a private placement, the Investment Personnel has the affirmative duty to disclose this investment to the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose) if the Investment





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         Personnel participates in any subsequent consideration of any potential investment by the Fund in Securities of the same issuer. The decision to purchase Securities of the same issuer for any Series of the Fund following a purchase by Investment Personnel in an approved personal transaction will be subject to an independent review by the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose), provided that the designated person conducting such review has no personal interest in such issuer.

                  (iii) Purchase or sell any Securities for his or her personal account in any single transaction or any series of related transactions without first obtaining approval from the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose), or, in the case of approval being sought by the Chairman, Vice Chairman or President, from the Lead Independent Trustee or the Chairman of the Audit Committee of the Fund. Even if such approval is granted, Investment Personnel must also comply with paragraphs (iv) and (v) below.

                  (iv) Purchase or sell any Securities for his or her personal account within seven (7) calendar days before or after any Series of the Fund purchases or sells the same Security. Transactions undertaken in violation of this prohibition will either be required to be unwound or any profits realized on such trades will be required to be disgorged.

                  (v) Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days. Transactions undertaken in violation of this prohibition will either be required to be unwound or any profits realized on such short-term trades will be required to be disgorged. For purposes of this prohibition, each personal transaction in the Security will begin a new 60 calendar day period. As an illustration, if Investment Personnel purchase 1,000 shares of Omega Corporation on June 1, 500 shares on July 1, and 250 shares of August 1, the profiting from the sale of the 1,000 shares purchased on June 1 is prohibited for any transaction prior to October 1 (i.e., 60 calendar days following August 1). In circumstances where a personal transaction in Securities within the proscribed period is involuntary (for example, due to unforeseen corporate activity, such as a merger), Investment Personnel must notify the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose). In circumstances where Investment Personnel can document personal exigencies, the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose) or, in the case of the Chairman, Vice Chairman or President, the Lead Independent Trustee or the Chairman of the Audit Committee of the Fund, may grant an exemption from the prohibition against profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 60 calendar days. Such an exemption is wholly within the discretion of the Chairman, Vice Chairman, President (or their designee), Lead Independent Trustee or Chairman of the Audit Committee of the Fund, as the case may be, and any request for such an exemption will be evaluated on the basis of the particular situation.



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                  (vi) Receive or accept any gift, favor, preferential
         treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Fund purchases or sells securities, or an Issuer of securities. For purposes of this limitation, "de minimis value" is equal to $100 or less.

                  (vii) Serve on the board of directors of any Public Company, absent express prior authorization from the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose). Authorization to serve on the board of a Public Company will be granted in instances where the Chairman, Vice Chairman or President of the Fund's investment adviser (or a person designated by any of them to act for this purpose), or in the case of the Chairman, Vice Chairman or President, where the Lead Independent Trustee or the Chairman of the Audit Committee of the Fund, determines that such board service would be consistent with the interests of the Funds and their shareholders. In the relatively small number of instances where prior approval to serve as a director of a Public Company is granted, Investment Personnel have an affirmative duty to recuse himself or herself from participating in any deliberations by the Fund regarding possible investments in Securities issued by the Public Company on whose board the Investment Personnel sits.

         (b) Prohibitions Applicable to All Access Persons. No Access Person, including any Investment Personnel shall:

                  (i) Purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by the Fund; or (ii) is being purchased or sold by the Fund. Transactions undertaken in violation of this prohibition will either be required to be unwound or any profits realized by an Access Person on any personal transactions in Securities while the Fund has an open order will be required to be disgorged to an entity designated by the President of the Fund's investment adviser, and the Access Person will be subject to disciplinary action, as determined by the Fund's Board of Trustees.

                  (ii) Induce or cause the Fund to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Fund. Examples of this would include causing the Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Fund to refrain from selling a Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

                  (iii) Use knowledge of the Fund's portfolio transactions to profit by the market effect of such transactions. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons




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         for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

4.       EXEMPTED TRANSACTIONS

         The prohibitions of Section 3 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of Securities that are not eligible for purchase or sale by any Series of the Fund.

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchases or sales which are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Securities to be purchased, sold or held by the Fund.

5.       REPORTING

         (a) Initial Holdings Report. Each Access Person, no later than ten (10) days after becoming an Access Person, shall report to the Compliance Officer of the Fund's investment adviser (1) the title, number of shares and principal amount of each Security beneficially owned by the Access Person, and (2) the name of each broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

         (b) Quarterly Transactions Report. Every Access Person shall report to the Compliance Officer of the Fund's investment adviser, on the report form attached hereto, not later than ten (10) days after the end of the calendar quarter in which the transactions to which the report relates were effected, the following information:

                  (i) The date of each transaction, the title, the interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each Security involved;



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                  (ii) The nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price at which each transaction was effected; and

                  (iv) The name of the broker, dealer or bank with or through whom each transaction was effected.

                  (v) If there were no personal transactions in Securities during the period, either a statement to that effect or the word "None" (or some similar designation).

Each quarterly report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         (c) Annual Holdings Report. Each Access Person shall report by July 31 of each year to the Compliance Officer of the Fund's investment adviser the following information, which information shall be current as of the preceding June 30: (1) the title, number of shares and principal amount of each Security beneficially owned by the Access Person, and (2) the name of each broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person. The annual report of each Access Person shall also certify that the Access Person has received, read, and understands the provisions of this Code of Ethics, and shall also include a statement that the Access Person has complied with the requirements of this Code of Ethics and has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to this Code of Ethics.

         (d) Duplicate Confirmations. Every Access Person shall direct his or her broker to forward to the Compliance Officer of the Fund's investment adviser, on a timely basis, duplicate copies of both confirmations of all personal transactions in Securities affected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

         (e) Annual Report by Adviser. The Compliance Officer of the Fund's investment adviser will report in writing to the Fund's Board of Trustees at least annually, and at the first quarterly meeting of the Fund's Board of Trustees held after each June 30, with respect to any issues arising under this Code of Ethics since the previous annual report, including (but not limited to) information about any material violations of this Code of Ethics and any sanctions imposed in response thereto, and the Fund's investment adviser shall also certify to the Fund's Board of Trustees that the Fund and the investment adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.



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         (f) Exception from Reports. The following exceptions apply to the reporting duties set forth in this Section 5:

                  (1) An Access Person is not required to report on any Initial Holdings Report, Quarterly Transactions Report or Annual Holdings Report with respect to any transactions effected in any account over which the Access Person has no direct or indirect influence or control;

                  (2) A disinterested Trustee of the Fund need not make an Initial Holdings Report or an Annual Holdings Report, nor is a disinterested Trustee of the Fund required to make a Quarterly Transactions Report unless the Trustee knew, or in the ordinary course of his or her official duties as a Fund Trustee, should have known, that during the 15-day period immediately before or after this Trustee's transaction in a Security that any Series of the Fund purchased or sold the same Security, or that the Fund or its investment adviser considered purchasing or selling such Security during such 15-day period; and

                  (3) An Access Person need not make a Quarterly Transactions Report under Section 5(b) above if the report would duplicate information contained in the broker trade confirmations or account statements provided by the Access Person to the Fund's investment adviser within the time period specified in Section 5(b), if all of the information required by that paragraph is contained in such broker trade confirmations or account statements.

6.       SANCTIONS

         Upon discovering a violation of this Code of Ethics, the Trustees of the Fund may impose such sanctions as they deem appropriate, including (but not limited to), a letter of censure, a fine, suspension or termination of the employment of the violator and/or disgorgement of profits received in a transaction. The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.

Approved:  December 18, 1997
Amended:  June 24, 1999, April 6, 2000 and August 16, 2001





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                               LINDNER INVESTMENTS
                         LINDNER ASSET MANAGEMENT, INC.

                          Securities Transaction Report

                   For the Calendar Quarter Ended ____________

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

          NAME OF                                NUMBER OF                       NATURE OF
    SECURITY (INCLUDING                          SHARES OR        TOTAL         TRANSACTION
INTEREST RATE AND MATURITY     TRANSACTION       PRINCIPAL        DOLLAR         (PURCHASE
         FOR DEBT)                 DATE           AMOUNT          AMOUNT          OR SALE)         PRICE       BROKER OR BANK USED


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

         This report (a) excludes transactions with respect to which I had no direct or indirect influence or control, (b) excludes other transactions not required to be reported, and (c) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.







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         I have established and maintain a securities brokerage account or accounts for my direct or indirect benefit in which securities were held during the quarter identified above. Information pertaining to such account(s) is set forth below:

--------------------------------------------------------------------------------------------------------------------
     Name of Broker, Dealer or Bank at which
             Account is Established                             Date on Which Account was Established
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

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





Date: ______________                           ______________________________
                                               Signature



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                                  CERTIFICATION

         The undersigned Compliance Officer of Lindner Asset Management, Inc. (the "Adviser"), investment adviser to Lindner Investments, a registered investment company (the "Fund"), hereby certifies in connection with the amendments being approved to the Code of Ethics of the Fund on ______________________, that the Fund and Adviser have adopted and currently maintain a written Code of Ethics as is required by Rule 17j-1 under the Investment Company Act of 1940.

          I further certify that no issues have arisen under the Code of Ethics since my previous certification on ________________, and there have been no material violations of the Code of Ethics.

         I also certify that the Fund and Adviser have adopted procedures reasonably necessary to prevent "Access Persons" as defined by Rule 17j-1, from violating the Code of Ethics.

                                            LINDNER ASSET MANAGEMENT, INC.


                                            ________________________________
                                            Compliance Officer

Dated: ___________________